EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-39865, 33-39866, 333-45971, 333-91967 and
333-113059) and Form S-3 (No. 33-65176, 333-40118 and 333-45975) of Hector
Communications Corporation of our report dated February 11, 2005 relating to the financial statements of Midwest Wireless Holdings L.L.C., which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 29, 2005